UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020 (December 20, 2020)

RealPage, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2201 Lakeside Blvd.

Richardson, Texas 75082

(Address of principal executive offices)

Registrant’s telephone number: (972) 820-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 20, 2020, RealPage, Inc. (“RealPage” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mirasol Parent, LLC, a Delaware limited liability company (“Parent”), and Mirasol Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds advised by Thoma Bravo, L.P. (“Thoma Bravo”).

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

As a result of the Merger, each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, automatically be converted into the right to receive $88.75 in cash, subject to applicable withholding taxes (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each option to purchase shares of Common Stock will vest at closing and be converted into the right to receive an amount in cash equal to the product of Merger Consideration (less the applicable exercise price) and the number of shares of Company Stock covered by such option (less applicable withholding taxes). At the Effective Time, each award of restricted Common Stock granted prior to the date of the Merger Agreement (subject to certain exceptions) will be exchanged for an amount in cash, less applicable withholding taxes, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock covered by such award immediately prior to the Effective Time (which shall be the maximum number of shares covered by the award in the case of any such award subject to performance based vesting conditions).

If the Merger is consummated, the Company’s Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Merger under other applicable antitrust approvals, (3) the absence of an order, injunction or law prohibiting the Merger, (4) receipt of governmental consents (or, in certain circumstances, implementation of alternative arrangements) with respect to a change of control of certain money transmitter licenses held by a subsidiary of the Company, (5) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) compliance in all material respects with the other party’s obligations under the Merger Agreement and (7) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. The parties expect the transaction to close in the second quarter of 2021.

Go Shop; No Solicitation

Until 11:59 p.m. (Central time) on February 3, 2021 (the “Go Shop Period”), the Company has the right to, among other things, (1) solicit alternative acquisition proposals and (2) provide information (including nonpublic information) to third parties in connection therewith pursuant to an acceptable confidentiality agreement. From and after February 4, 2021, the Company must comply with customary non-solicitation restrictions. Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by September 20, 2021, subject to certain limitations, (2) the Company’s stockholders fail to adopt the Merger Agreement, (3) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger and (4) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to terminate the Merger Agreement, and receive a termination fee of $528 million from Parent, including if (1) Parent fails to consummate the Merger following the completion of a marketing period for Parent’s debt financing and satisfaction or waiver of certain closing conditions or (2) if Parent otherwise breaches its obligations under the Merger Agreement such that the conditions to the consummation of the Merger cannot be satisfied.

If the Merger Agreement is terminated in certain other circumstances, including by the Company in order to enter into a superior proposal or by Parent because the Board withdraws its recommendation in favor of the Merger, the Company would be required to pay Parent a termination fee of $288 million; provided that a lower fee of $91 million will apply with respect to a termination to enter into a superior proposal during the Go Shop Period.

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Funds advised by Thoma Bravo (the “Investor Group”) have committed to capitalize Parent at the closing of the Merger with an aggregate equity contribution equal to $7,360 million on the terms and subject to the conditions set forth in an equity commitment letter. In addition, the Investor Group has guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and a limited guarantee provided by the Investor Group to the Company.

Goldman Sachs Bank USA (the “Lender”) has agreed to provide Parent with debt financing in an aggregate principal amount of up to $4,000 million on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lender to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the completion of the Merger. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreement

Stephen T. Winn and certain affiliated entities (collectively, the “Stockholders”) have entered into a voting agreement (the “Voting Agreement”) with the Company and Parent pursuant to which the Stockholders have agreed, among other things, to vote their shares of Common Stock in favor of adoption of the Merger Agreement, and against any competing transaction, so long as, among other things, the Merger Agreement remains in effect and the Board has not withdrawn its recommendation in favor of the Merger. The Stockholders collectively own 10,224,287 shares of Common Stock as of the date hereof, representing approximately 10% of the total outstanding Common Stock. The Voting Agreement cannot be amended without the Company’s consent.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2020, the Board adopted, effective immediately, amended and restated bylaws of RealPage (as so amended and restated, the “Amended and Restated Bylaws”) to add a new Article XI, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or the Amended and Restated Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On December 21, 2020, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Mirasol Parent, LLC, Mirasol Merger Sub, Inc. and RealPage, Inc.

3.2	Bylaws of RealPage, Inc., as Amended and Restated on December 20, 2020.

99.1	Voting Agreement, dated as of December 20, 2020, by and among Mirasol Parent, LLC, RealPage, Inc. and the Stockholders Party Thereto.

99.2	Press Release, dated December 21, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to RealPage’s strategy, goals, future focus areas and the value of the proposed transaction to RealPage stockholders. These forward-looking statements are based on RealPage management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” ”plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on RealPage’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from RealPage’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with RealPage’s customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the proposed transaction; (g) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in client cancellations; (j) the inability to increase sales to existing clients and to attract new clients; (k) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (l) the timing and success of new product introductions by RealPage or its competitors; (m) changes in RealPage’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2020. All information provided in this Current Report on Form 8-K is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between RealPage and Thoma Bravo, RealPage will file with the SEC a preliminary Proxy Statement of RealPage (the “Proxy Statement”). RealPage plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. REALPAGE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REALPAGE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by RealPage with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by RealPage with the SEC by accessing the Investor Relations section of RealPage’s website at investor.realpage.com or by contacting RealPage’s Investor Relations at IR@realpage.com or calling (972) 810-8138.

Participants in the Solicitation

RealPage and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from RealPage’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of RealPage in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about RealPage’s directors and executive officers in RealPage’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020 and in subsequently filed Current Reports on Form 8-K and

Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from RealPage using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Name:	Stephen T. Winn
Title:	Chief Executive Officer and Chairman